Exhibit 28 (j) (1) under Form N-1A
Exhibit (23) under Item 601/Reg. S-K

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in each Statement of Additional Information in Post-Effective Amendment Number 236 to the Registration Statement (Form N-1A, No. 33-31602) of Federated Hermes Money Market Obligations Trust (formerly, Money Market Obligations Trust) and to the incorporation by reference of our reports dated September 22, 2020 on Federated Hermes Trust for U.S. Treasury Obligations (formerly, Federated Trust for U.S. Treasury Obligations), Federated Hermes Institutional Money Market Management (formerly, Federated Institutional Money Market Management), Federated Hermes Capital Reserves Fund (formerly, Federated Capital Reserves Fund), and Federated Hermes Government Reserves Fund (formerly, Federated Government Reserve Fund) (four of the portfolios constituting Federated Hermes Money Market Obligations Trust (formerly, Money Market Obligations Trust)) included in the Annual Shareholder Reports for the fiscal year ended July 31, 2020.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

September 22, 2020